UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2007
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement.

On November 3, 2007, Ford Motor Company (“Ford”) and the International Union, United Automobile, Aerospace and Agricultural Workers of America (the “UAW”) entered into a Memorandum of Understanding – Post-Retirement Medical Care (the “MOU”) and a new national collective bargaining agreement governing the wages, hours and terms and conditions of employment for UAW-represented employees (the “National Agreement”).  On November 14, 2007, the UAW announced that the MOU and the National Agreement had been ratified by the UAW membership employed at Ford.  The MOU is subject to a number of conditions as described below.  A copy of the MOU is attached to this Form 8-K as Exhibit 10, and the following description of the MOU is qualified in its entirety by reference to the MOU.

The MOU is subject to the occurrence of several uncertain events in pending litigation, including class certification, settlement, and court approval as described below.  On November 9, 2007, the UAW and certain Ford retirees filed suit against Ford in the United States District Court for the Eastern District of Michigan challenging Ford’s announced intention to unilaterally alter retiree health benefits and asserting that they have vested rights to such benefits.  UAW v. Ford, Civil Action No. 2:07-cv-14845 (E.D. Mich.) (Borman, J.) (“Hardwick II”).  The parties to the MOU intend to negotiate and, if possible, to enter into a detailed settlement agreement and other related agreements (the “Final Settlement Agreement Documentation”) to effect the transactions contemplated by the MOU.  The Final Settlement Agreement Documentation will require negotiation with, and the approval of counsel retained by, the individual named plaintiffs in Hardwick II and in earlier related litigation, UAW v. Ford, Civil Action No. 05-74730  (E.D. Mich.) (Borman, J.) (approving 2006 settlement), aff’d, 497 F.3d 615 (6th Cir. 2007) ("Hardwick I").  In the event a settlement is reached in Hardwick II, it would then be submitted to the United States District Court for the Eastern District of Michigan for approval as an amendment to the class settlement approved by the Court in Hardwick I (the “2006 Settlement Agreement”).  Certain provisions of the MOU will be carried out after the later of (i) the date the District Court issues an order approving the MOU and the Final Settlement Agreement Documentation and (ii) the date on which Ford has successfully completed its discussions with the Securities and Exchange Commission ("SEC") regarding accounting treatment with respect to the New VEBA, as defined below (the “Effective Date”).  All remaining provisions of the MOU and the Final Settlement Agreement Documentation will be carried out on the later of the date when all appeals from the District Court’s order have been exhausted (the “Appeal Completion Date”) and January 1, 2010 (the “Implementation Date”).

New Retiree Health Care Plan
The MOU provides that as of the Implementation Date, Ford's obligations for providing UAW retirees in the “Covered Group” with post-retirement medical benefits, including but not limited to hospital, surgical, medical, prescription drug, vision, dental, and hearing aid, as well as the cost of administering such benefits and $76.20 of the Medicare Part B premium (the “Retiree Medical Benefits”), shall be terminated and a new retiree health care plan (the “New Plan”) shall be established and maintained by either an independent committee or a joint labor-management committee and shall be funded by a newly established Voluntary Employee Beneficiary Association trust (the “New VEBA”), which shall be responsible for payment of all such Retiree Medical Benefits.  The “Covered Group” is comprised of: (a) all members of the class defined in the 2006 Settlement Agreement; (b) all future retirees as such term is defined in the 2006 Settlement Agreement who are retired as of the date the 2007 UAW-Ford National Agreement becomes effective (the "CBA Effective Date"); (c) all currently active UAW-represented employees of Ford with seniority as of the CBA Effective Date who retire with eligibility for post-retirement medical coverage; (d) all UAW retirees from any other closed or divested Ford-UAW business units as of the date of the MOU to the extent Ford is responsible for their retiree medical coverage; (e) upon retirement after the date of the MOU, all active UAW-represented employees of any other closed or divested Ford-UAW business if Ford would have responsibility for their retiree medical coverage; and (f) spouses, surviving spouses, and dependents of such current or former Ford-UAW employees who are eligible for Ford-provided retiree medical coverage.

Prior to the Implementation Date, Ford will continue to provide Retiree Medical Benefits to UAW retirees and their eligible spouses, surviving spouses and dependents on the basis set forth in the 2006 Settlement Agreement.   Also prior to the Implementation Date, Ford will take certain actions on (i) January 1, 2008 (as described below in subsections A, C and D), (ii) April 1, 2008 (as described in subsection E) and (iii) shortly after the Effective Date (as described in Section B) to execute the terms of the MOU.  The New Plan and the New VEBA, when approved and implemented, will supersede the terms set forth in the 2006 Settlement Agreement, and assume responsibility as of the Implementation Date for all Retiree Medical Benefits for the Covered Group for which Ford was previously responsible.

New VEBA Trust
The New VEBA will be established effective on the Implementation Date.  The New VEBA will be qualified under Section 501(c)(9) of the Internal Revenue Code, as amended, and comply as applicable with the Labor-Management Relations Act of 1947 (the “LMRA”).  Funding for the New VEBA will begin within 10 days after the Implementation Date, and will come from a number of sources:

A.
Existing Internal VEBA. Effective January 1, 2008 all assets in the Ford-UAW Benefits Trust (the "Internal VEBA") shall be invested by Ford in a manner consistent with the long-term nature of the health care liabilities and, subject to the termination of the MOU, Ford will not disburse any assets from the Internal VEBA until the Implementation Date. On the Implementation Date, Ford will then transfer the assets in the Internal VEBA or an amount equal to the balance in that account to the New VEBA.

B.
Existing External VEBA. The assets and liabilities of the DC VEBA established for mitigation purposes under the 2006 Settlement Agreement (the “External VEBA”) will be transferred to the New VEBA after the transfer of assets of the Internal VEBA.  In the meantime, Ford will make the remaining $35 million and $43 million contributions under the 2006 Settlement Agreement in 2008 and 2009, respectively, and a $33 million contribution within five days of the Effective Date to satisfy a contribution obligation based on an increase in value of Ford common stock under the 2006 Settlement Agreement, to the External VEBA.

C.
Temporary Asset Account– Cash. On January 1, 2008, Ford or a wholly-owned subsidiary of Ford will establish a temporary asset account (the “TAA”) and Ford will deposit or contribute a contingent cash payment equal to the difference between $6.473 billion and the value of the Internal VEBA on January 1, 2008 plus interest on the amount of the contingent cash payment at the rate of 9% for the period from January 1, 2008 to the date of deposit.

Ford will transfer the assets in the TAA related to these deposits or an amount equal to the balance in the TAA related to these deposits to the New VEBA after the transfer of the assets and liabilities of the External VEBA.

D.	Temporary Asset Account– Convertible Note and Second Lien Term Note. On January 1, 2008, Ford will issue into the TAA an unsecured, convertible note and a second lien term note as described below.

The unsecured convertible note will have a principal amount of $3.334 billion, bear interest at 5.75% per annum payable semiannually and mature on January 1, 2013 (the “Convertible Note”).  Ford may redeem the Convertible Note at any time beginning three years after issuance.  The Convertible Note may, at the option of the holder, be converted at any time into 362,391,304 shares of Ford common stock (the “Converted Stock”), however, the Converted Stock may not be sold or otherwise transferred except under one of the following circumstances: (1) if Ford provides notice that it is redeeming the Convertible Note; (2) within three months before the maturity date; or (3) if, in any quarter, the closing market price of Ford common stock is at least $11.04 for at least 20 trading days of the last 30 trading days in the preceding calendar quarter.  In addition, the Final Settlement Agreement Documentation will include a lock-up restriction providing that the Convertible Note and/or the Converted Stock may not be sold or hedged before the Implementation Date without Ford's prior written consent (which consent shall not be unreasonably withheld).  After the Implementation Date, the Convertible Note or the Converted Stock may be sold subject to the restriction on the sale of the underlying Ford common stock described above and certain other volume restrictions.  Subject to the lock-up provision described above, at any time after District Court approval of the terms of the MOU, the UAW may cause Ford to register the Convertible Notes for a public offering no more than once per year and to participate in public offerings of securities by Ford, under certain circumstances.  In addition, subject to the lock-up provision, (i) at any time after District Court approval of the terms of the MOU, the UAW may cause Ford to privately place the Convertible Note on terms acceptable to the UAW, and (ii) after the Implementation Date, the New VEBA may privately place the Convertible Note, in each case subject to volume limitations of a principal amount of the Convertible Note equivalent to 100 million shares per quarter and 200 million shares per year.  In addition, in private transactions the New VEBA may not sell (1) a block of Converted Stock that would be more than 2% of the outstanding shares of Ford common stock to a single buyer, or (2) any Converted Stock to a holder of more than 5% of the outstanding shares of Ford common stock that has intention to influence Ford’s directors or management.  The trustee of the New VEBA will vote Converted Stock held in the New VEBA in the same proportion as the votes cast by all other stockholders in a given election.  The Trustee may sell the Convertible Note or the Converted Stock to a tender offeror only if the tender offer has been recommended by an independent committee of the Ford Board of Directors.  After the cash and other investments in the TAA have been transferred to the New VEBA, the Convertible Note (or another convertible note with identical terms other than the date of issuance) will be transferred to the New VEBA, as permitted by law governing contributions of employer securities to a benefit plan and a VEBA.

The second lien term note will have the principal amount of $3 billion, bear interest at 9.50% per annum payable semiannually and mature on January 1, 2018 (the "Second Lien Term Note").  Fifty percent of the principal amount of the Second Lien Term Note shall be payable on each of January 1, 2017 and January 1, 2018.  The Second Lien Term Note will be pre-payable by Ford at par value at any time without penalty.   The Second Lien Term Note shall be transferable in whole or in part at any time after such note has been contributed to the New VEBA, subject to available exemption from the registration requirements under the federal securities laws.  No registration rights will be granted with respect to the Second Lien Term Note.  Ford will designate the Second Lien Term Note as Second Priority Additional Debt in accordance with  and subject to the terms of the Credit Agreement dated as December 15, 2006, among Ford, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Credit Agreement"), and the Loan Documents (as defined in the Credit Agreement).  As such, payment of the principal of and interest and any premium on the Second Lien Term Note will be (i) secured on a second lien basis with the Collateral pledged by Ford and its Subsidiary Guarantors to the Lenders under the Credit Agreement and Loan Documents and (ii) guaranteed by the Subsidiary Guarantors under the Credit Agreement.  Holders of the Second Lien Term Note will be subject to, among other things, the intercreditor provisions of the Collateral Trust Agreement relating to the Credit Agreement.

E.
Base Amount Contributions. On April 1, 2008, Ford will make an initial contribution of $52.3 million to the TAA.  Thereafter, for each of the fourteen succeeding years, Ford will contribute to the New VEBA (or to the TAA for periods prior to the Implementation Date) by April 1 of each year $52.3 million (a “Base Amount Contribution”).  At any time, Ford may pre-fund all future annual Base Amount Contributions by paying the applicable buyout amount provided in Appendix A of the MOU.  Ford will transfer the assets in the TAA related to the initial $52.3 million deposit and additional Base Amount Contributions deposited in the TAA or an amount equal to the balance in the TAA related to such deposit and Base Amount Contributions to the New VEBA in conjunction with the transfer to the New VEBA described above in subsection C, “Temporary Asset Account-Cash”.

In the MOU, the UAW and Ford acknowledged that Ford’s obligations are fixed and capped and that Ford is not responsible for, and does not provide a guarantee of the asset returns of the funds in the TAA or the New VEBA.  In the event the assets of the New VEBA are not sufficient to fully fund the obligations of the New Plan, the committee responsible for the management and operation of the New VEBA and New Plan may reduce benefits to plan participants.

Health Care Reform
The MOU provides that Ford will publicly support federal policies to improve the quality and affordability of health care, and will work cooperatively with the UAW toward that goal.  Ford and the UAW have agreed to form a National Institute for Health Care Reform to be effective on or after the Effective Date, which would conduct research and analyze the current medical delivery system in the United States, develop targeted and broad-based reform proposals to improve the quality, affordability, and accountability of the system and educate the public, policymakers and others about how these reforms could address the deficiencies of the current system.  Subject to the participation of other U.S. vehicle manufacturers and their financial support on a pro rata basis, Ford agreed to make five annual $1.0 million contributions for this purpose.

Future Contributions
The MOU provides that the UAW and the Covered Group may not negotiate to increase any of Ford’s funding obligations under the MOU.   In addition, the UAW agreed that it will not seek to obligate Ford to (1) provide additional contributions to the New VEBA, (2) make any other payments related to providing retiree medical benefits to the Covered Group, and (3) provide retiree medical benefits through any other means to the Covered Group.   Employees may in the future contribute earnings that they received from wages, profit sharing, COLA or signing bonuses, to the extent that the UAW may propose.

Accounting Treatment
The MOU, the Final Settlement Agreement Documentation, and the Effective Date are contingent on Ford securing satisfactory accounting treatment for its obligations to the Covered Group for retiree medical benefits.  Ford intends to discuss the accounting for such obligations and for the New VEBA with the Staff of the SEC, and if Ford believes based on such discussions that accounting for the transactions contemplated by the MOU may be other than (1) a settlement as contemplated by SFAS No. 106 – “Employers’ Accounting for Postretirement Benefits other than Pensions,” as amended, or (2) a substantive negative plan amendment that would be reasonably satisfactory to Ford, then the UAW and Ford will attempt to restructure the arrangement to achieve such accounting.   If the parties cannot restructure the arrangement on terms that Ford reasonably believes will provide such accounting, the MOU will terminate.

Conditions Precedent
The MOU is subject, in its entirety, to obtaining a class certification order in a form acceptable in form and substance to Ford, the UAW and class counsel; obtaining District Court approval in a form acceptable in form and substance to Ford, the UAW and class counsel; amendment of the 2006 Settlement Agreement pursuant to the MOU on terms acceptable in form and substance to Ford, the UAW and class counsel; Ford’s completion of discussions with the Staff of the SEC regarding accounting treatment with respect to the New VEBA and the Retiree Medical Benefits for the Covered Group as set forth in the MOU, on a basis reasonably satisfactory to Ford; if applicable, a determination by Ford that the New VEBA satisfies the requirements of Section 302(c)(5) of the LMRA; and the occurrence of the Effective Date.

Termination
The MOU will terminate if: (i) the Implementation Date has not occurred by December 31, 2011 and Ford and the UAW do not agree to an extension of time to reach the Implementation Date; or (ii) the conditions precedent set forth in the MOU are not met by December 31, 2011 and Ford and the UAW do not agree to an extension of time to meet the conditions precedent.

ITEM 8.01 Other Events.

On November 15, 2007, Ford conducted a conference call with members of the investment community and news media relating to the National Agreement, including the MOU.  A copy of the presentation is attached to this Form 8-K as Exhibit 99.  Audio replays of the presentation are available through Friday, November 23, 2007 by dialing toll free (888) 286-8010 or by dialing (617) 801-6888 internationally.  The passcode for replays is 14302902.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 10	Memorandum of Understanding Post-Retirement Medical Care
Exhibit 99	Investor Presentation made on November 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: November 15, 2007	By:	/s/Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 10	Memorandum of Understanding Post-Retirement Medical Care

Exhibit 99	Investor Presentation made on November 15, 2007